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                                                                   Exhibit 12.1

                        Consent of Independent Auditors

   We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-8264) of Nippon Telegraph and Telephone Corporation of our report dated June 27, 2003, relating to the financial statements and financial statement schedule of Nippon Telegraph and Telephone Corporation, which appears on page F-2 of this Form 20-F.

/s/  PricewaterhouseCoopers

Tokyo, Japan
July 3, 2003